MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS

FILING ENDORSEMENT

This is to Certify that the CERTIFICATE OF MERGER

for

WTTJ CORP.

ID NUMBER: 00693L

received by facsimile transmission on August 11, 2015 is hereby endorsed.

Filed on August 11, 2015 by the Administrator.

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 11th day of August, 2015.

Alan J. Schefke, Director
Corporations, Securities & Commercial Licensing Bureau

Sent by Facsimile Transmission

CLCS/CD-550m (Rev. 09/15)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS
CORPORATIONS, SECURITIES & COMMERCIAL LICENSING BUREAU

Date Received

(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
WTTJ, Corp

Address
804-750 WEST PENDER STREET

City State ZIP Code
VANCOUVER, BC V6C 217

Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office.

EFFECTIVE DATE:

Expiration date for new assumed names: December 31.

Expiration date for transferred assumed names appear on page 2.

CERTIFICATE OF MERGER
Cross Entity Merger for use by Corporations, Limited Liability Companies, and Limited Partnerships

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 23, Public Acts of 1993 (limited liability companies) and Act 213, Public Acts of 1982 (limited partnerships), the undersigned entities execute the following Certificate of Merger:

1. The Plan of Merger (Consolidation) is as follows:

a. The name of each constituent entity and its identification number is:

WTTJ, CORP	00693L
AMERICAN FIRST FINANCIAL, INC. (A CANADIAN COMPANY - #02616T108)	

b. The name of the constituent entity that will be the surviving (new) entity and its identification number is:

AMERICAN FIRST FINANCIAL, INC.	

Corporations and Limited Liability Companies provide the street address of the survivor's principal place of business:

____

2. (Complete only if a later effective date is desired other than the date of filing. The date must be no more than 90 days after the receipt of this document in this office.)

The merger (consolidation) shall be effective on the ________ day of ____________________, ________.

Complete for Corporations and Limited Liability Companies Only

The assumed names being transferred to continue for the remaining effective period of the Certificate of Assumed Name on file prior to the merger are:

Assumed Name	Corporation and/or LLC Transferred from	Expiration Date

Nonsurvivor name to be used as assumed name of survivor:

Complete for Profit Corporations Only

For each constituent stock corporation, state:

Name of corporation	Designation and number of outstanding shares in each class or series	Indicate class or series of shares entitled to vote	Indicate class or series entitled to vote as a class, if any
WTTJ, CORP	5,000,000	COMMON	COMMON
AMERICAN FIRST FINANC	33,255,269	COMMON	COMMON

If the number of shares is subject to change prior to the effective date of the merger, the manner in which the change may occur is as follows:

The manner and basis of converting shares are as follows:
SHARES WILL BE CONVERTED ON A ONE FOR ONE BASIS. THE SHARE HOLDERS OF AMERICAN FIRST FINANCIALS HAVE VOTED TO ISSUE ONE SHARE FOR EVERY SHARE OUTSTANDING OF WTTJ, CORP. WTTJ, CORP WILL BECOME SHAREHOLDERS OF AMERICAN FIRST FINANCIAL AND WTTJ WILL BE DESOLVED.

The amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows:

The Plan of Merger will be furnished by the surviving profit corporation, on request and without cost, to any shareholder of any constituent profit corporation.

The merger is permitted by the state or country under whose law it is incorporated and each foreign corporation has complied with that law in effecting the merger.

(Complete either Section (a) or (b) for each corporation)

a) The Plan of Merger was approved by unanimous consent of the incorporators of ______________________ , a Michigan corporation which has not commenced business, has not issued any shares, and has not elected a Board of Directors.

(Signature of Incorporator) (Type or Print Name) (Signature of Incorporator) (Type or Print Name)

(Signature of Incorporator) (Type or Print Name) (Signature of Incorporator) (Type or Print Name)

b) The plan of merger was approved by:

☐ the Board of Directors of ______________________, the surviving Michigan corporation, without approval of the shareholders in accordance with Section 703a of the Act.

☑ the Board of Directors and the shareholders of the following Michigan corporation(s) in accordance with Section 703a of the Act.

WTTJ, CORP

By [signature]
(Signature of Authorized Officer or Agent)
RANDALL J. LANHAM, ESQ
(Type or Print Name)
WTTJ, CORP
(Name of Corporation)

By ______________________
(Signature of Authorized Officer or Agent)
(Type or Print Name)
(Name of Corporation)

08/11/2015 2:12PM (GMT-04:00)